Exhibit 10.17
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                               FIRST AMENDMENT TO
                                 PROMISSORY NOTE

         This First Amendment to Promissory Note (this "Amendment"), is entered into and effective as of the 10th day of November, 2006, by and between Dos Lagos, LLC, an Idaho limited liability company ("Lender") and Speaking Roses International, Inc., a Utah corporation ("Borrower" and collectively with Lender, the "parties").

         WHEREAS, on October 30, 2006, Borrower executed and delivered to Lender a Promissory Note in a principal amount equal to One Hundred Eighty-One Thousand Dollars ($181,000) (the "Note"); and

         WHEREAS, the principal amount due on the Note is One Hundred Eighty One Thousand Dollars ($181,000), together with accrued but unpaid interest from October 30, 2006 until paid; and

         WHEREAS, the parties desire to amend and restate the Note in its entirety;

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Amendment and Restatement. Each of the parties hereby agrees to amend and restate the Note, in its entirety, in the form attached hereto as Exhibit A (the "Amended and Restated Promissory Note").

         2. Security Agreement. The Note is made in connection with and as part of, and is entitled to the benefits and subject to the terms and conditions of, the Patent Security Agreement by and between Borrower and Lender dated October 30, 2006.

         3. Effective Date. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

         4. Waiver of Prior Claims. Borrower fully, finally, and forever releases and discharges Lender and its participants, successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender in respect of the Loan or the Loan documents, and (ii) arising from events occurring prior to the date hereof.

         5. General. This Amendment will be binding upon and inure to the benefit of each party, and its respective successors and assigns, except that neither party shall assign or transfer its respective rights or delegate its respective duties hereunder without the prior written consent of the other party; provided, however, that Lender may assign its respective rights and duties hereunder to an entity controlled by or under common control with Lender. This Amendment and all documents and instruments associated herewith will be

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governed by and construed and interpreted in accordance with the laws of the
State of Utah. This Amendment and the Amended and Restated Promissory Note will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Amendment may not be amended or modified except in writing signed by the parties.

         6. Counterparts. This Amendment may be executed in any number of counterparts (including facsimile signatures) and each of such counterparts (including facsimile signatures) shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.


         Dos Lagos, LLC                       Speaking Roses International, Inc.


         By:                                  By:
             Roland N. Walker, Manager        Alan K. Farrell, President



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                                    EXHIBIT A

                      AMENDED AND RESTATED PROMISSORY NOTE




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                      AMENDED AND RESTATED PROMISSORY NOTE


         FOR VALUE RECEIVED, Speaking Roses International, Inc., a Utah corporation ("Borrower") unconditionally promises to pay to Dos Lagos, LLC ("Lender") or its order, at its address set forth in the books and records of Borrower, in lawful money of the United States of America, the principal sum of one hundred eighty-one thousand dollars ($181,000.00), together with unpaid interest thereon accrued since October 30, 2006 and thereafter, each due and payable on the dates and in the manner set forth below.

         All sums advanced by Lender to Borrower pursuant to this Amendment shall bear interest at a variable interest rate equal to the Loan Index Rate plus a margin of 200 basis points. The Loan Index Rate is defined as that certain rate of interest published as the "Prime Rate" in the "Money Rates" column in the Western Edition of the Wall Street Journal. Interest will be adjusted quarterly on the first business day of each January, April, July and October. The interest shall be computed on the basis of a 360-day year. The Initial Interest Rate hereunder is ten and one-quarter percent (10.25%). Notwithstanding the foregoing, upon the occurrence of an event of default hereunder by Borrower, the principal amounts outstanding hereunder shall bear an interest rate of fifteen percent (15%) per annum and commencing from the date a respective Advance was made, and shall continue at such rate until the event of default is cured.

         The outstanding principal and interest under this Note shall be due and payable in twelve (12) equal monthly installments commencing on January 1, 2008, and on the first day of each month thereafter. The entire unpaid principal balance, together with accrued interest thereon, shall be due and payable on January 1, 2009. All payments received shall be applied first to any unpaid costs of expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder, second to any accrued but unpaid interest. The balance, if any, shall be applied to the reduction of principal. Borrower may prepay all or any amounts contemplated hereby at any time without penalty or premium.

         The Parties hereby agree to jurisdiction and venue for any disputes concerning this Agreement be in the Third Judicial District Court in and for Salt Lake County, State of Utah.

         Any default of any other obligation owing by Borrower to Lender shall be a default of this Note.

         This Note is made in connection with and as a part of, and is entitled to the benefits and subject to the terms and conditions of, the Patent Security Agreement by and between Borrower and Lender dated October 30, 2006.

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         If this Note is placed in the hands of an attorney for collection,
Borrower promises and agrees to pay Lender's reasonable attorneys' fees and collection costs, even though no suit or action is filed thereon. If a suit or action is filed, the amount of such reasonable attorneys' fees shall be fixed by the court or courts in which the suit or action, including any appeal therein, is tried, heard, or decided.


                                          Speaking Roses International, Inc.


                                          By:
                                             ------------------------------
                                              Alan K. Farrell, President






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